Exhibit 99.1

CONTACT:

Felicia Vonella

(914) 326-5146

fvonella@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Announces Private Exchange of $276 Million of its 1.75%

Convertible Senior Notes due 2021

ARDSLEY, NY – December 23, 2019 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) (the “Company”) today announced that it has entered into agreements with a limited number of institutional investors who are holders of the Company’s 1.75% Convertible Senior Notes due 2021 (the “Existing Convertible Notes”) to exchange $276 million aggregate principal amount of the Existing Convertible Notes for a combination of newly issued 6.00% Convertible Senior Secured Notes due 2024 (the “New Convertible Secured Notes”) and cash. For each $1,000 principal amount of Existing Convertible Notes that a participating holder exchanges, the Company will deliver (i) $750 in principal amount of New Convertible Secured Notes and (ii) a cash payment of $200 (the “Exchange”). In the aggregate, the Company expects to issue approximately $207 million aggregate principal amount of New Convertible Secured Notes and $55.2 million in cash to the participating holders. The Exchange is expected to close on or about December 23, 2019.

The New Convertible Secured Notes will be guaranteed by the Company’s wholly owned subsidiary, Civitas Therapeutics, Inc., and all other domestic subsidiaries acquired or formed after the date of issuance (the “Guarantors”), and will be senior obligations of the Company and the Guarantors, secured by a first priority security interest in substantially all of the assets of the Company and the Guarantors, subject to certain exceptions. Interest will be payable semi-annually in arrears at a rate of 6.00% per annum on each June 1 and December 1, beginning on June 1, 2020, and may be paid in cash or, subject to the satisfaction of certain conditions, shares of the Company’s common stock, as elected by the Company. The New Convertible Secured Notes will mature on December 1, 2024 unless earlier converted in accordance with their terms prior to such date.

The New Convertible Secured Notes will be convertible at the option of the holder into shares of common stock of the Company at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date. The initial conversion rate for the New Convertible Secured Notes is 285.7142 shares of the Company’s common stock per $1,000 principal amount of New Convertible Secured Notes, which is equivalent to an initial conversion price of approximately $3.50 per share of common stock (a premium of approximately 97% above the Company’s closing stock price of $1.78 on December 20, 2019), and is subject to adjustment in certain circumstances.

The Company may elect to settle conversions of the New Convertible Secured Notes in cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock. Holders who convert their New Convertible Secured Notes prior to June 1, 2023 (other than in connection with a fundamental change) will also be entitled to an interest make-whole payment equal to the sum of all regularly scheduled stated interest payments, if any, due on such New Convertible Secured Notes on each interest payment date occurring after the conversion date for such conversion and on or before June 1, 2023. In addition, the Company will have the right to cause all New Convertible Secured Notes then outstanding to be converted automatically if the volume-weighted average price per share of the Company’s common stock equals or exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. The Company’s ability to settle conversions and make interest payments using shares of its common stock will be subject to certain limitations set forth in the indenture until the time, if any, that the Company’s stockholders approve the issuance of more than 19.99% of its outstanding shares for such purposes in accordance with Nasdaq listing standards and an amendment to the Company’s certificate of corporation to increase the number of authorized shares.

Holders of the New Convertible Secured Notes will have the right, at their option, to require the Company to purchase their New Convertible Secured Notes if a fundamental change (as defined in the indenture) occurs, in each case, at a repurchase price equal to 100% of the principal amount of the New Convertible Secured Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

In connection with the exchange, the Company intends to enter into an indenture establishing the terms of the New Convertible Secured Senior Notes, a security agreement establishing a first priority security interest in substantially all of the assets of the Company and Guarantors, subject to certain material exceptions specified therein, and a registration rights agreement under which the Company has agreed to file a registration statement covering the resale of the shares of common stock issued upon conversion of the New Convertible Secured Notes.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company. The offer and sale of the New Convertible Secured Notes or the shares of common stock issuable upon their conversion have not been registered under the Securities Act of 1933 (the “Securities Act”) or the securities laws of any other jurisdiction, and these securities may not be offered or sold in the United States absent registration or an applicable exemption from the Securities Act and applicable state laws.

J. Wood Capital Advisors LLC is acting as the Company’s financial advisor for the Exchange and Covington & Burling LLP is acting as the Company’s legal advisor.

About Acorda Therapeutics

Acorda Therapeutics develops therapies to restore function and improve the lives of people with neurological disorders. INBRIJATM (levodopa inhalation powder) is approved for intermittent treatment of OFF episodes in adults with Parkinson’s disease treated with carbidopa/levodopa.

INBRIJA is not to be used by patients who take or have taken a nonselective monoamine oxidase inhibitor such as phenelzine or tranylcypromine within the last two weeks. INBRIJA utilizes Acorda’s innovative ARCUS® pulmonary delivery system, a technology platform designed to deliver medication through inhalation. Acorda also markets the branded AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Forward-Looking Statements

This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: we may not be able to successfully market INBRIJA or any other products under development; risks associated with complex, regulated manufacturing processes for pharmaceuticals, which could affect whether we have sufficient commercial supply of INBRIJA to meet market demand; third party payers (including governmental agencies) may not reimburse for the use of INBRIJA or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; competition for INBRIJA, AMPYRA and other products we may develop and market in the future, including increasing competition and accompanying loss of revenues in the U.S. from generic versions of AMPYRA (dalfampridine) following our loss of patent exclusivity; the ability to realize the benefits anticipated from acquisitions, among other reasons because acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; we may need to raise additional funds to finance our operations and may not be able to do so on acceptable terms; the risk of unfavorable results from future studies of INBRIJA (levodopa inhalation powder) or from our other research and development programs, or any other acquired or in-licensed programs; the occurrence of adverse safety events with our products; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class action litigation; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

###

3